EXHIBIT 10


    AGREEMENT made March 24, 2004 effective as of the 1st day of January, 2003 by and between TRANS-LUX CORPORATION, a Delaware corporation having an office at 110 Richards Avenue, Norwalk, Connecticut 06856-5090 (hereinafter called "Employer"), and ANGELA TOPPI residing at 105 Cedar Lane, Ridgefield, Connecticut 06877 (hereinafter called, "Employee").

                              W I T N E S S E T H:

    1. Employer hereby employs Employee, and Employee hereby accepts employment, upon the terms and conditions hereinafter set forth.

    2. (a) The term ("Term") of the Agreement shall be the period commencing on January 1, 2003 and terminating March 31, 2006.

        (b) In the event that Employee remains or continues in the employ of Employer after the Term, such employment, in the absence of a further written agreement, shall be on an at-will basis, terminable by either party hereto on thirty (30) days' notice to the other and, upon the 30th day following such notice the employment of Employee shall terminate.

        (c) Upon expiration of the Term of this Agreement, neither party shall have any further obligations or liabilities to the other except as otherwise specifically provided in this Agreement.

    3. Employee shall be employed in an executive capacity of Employer (and such of its affiliates, divisions and subsidiaries as Employer shall designate). Employer shall use its best efforts to cause Employee to be elected and continue to be elected a Chief Financial Officer and an Executive Vice President of Employer during the Term of this Agreement. The precise services of Employee may be designated or assigned from time to time at the direction of the Board of Directors, the Chairman of the Board, President or Chief Executive Officer, and all of the services to be rendered hereunder by Employee shall at all times be subject to the control, direction and supervision of the Board of Directors of Employer, to which Employee does hereby agree to be bound. Employee shall devote her entire time, attention and energies during usual business hours (subject to Employer's policy with respect to holidays and illnesses for comparable executives of Employer) to the business and affairs of Employer, its affiliates, divisions and subsidiaries, as Employer shall from time to time direct. Employee further agrees during the Term of this Agreement to serve as an officer or director of Employer or of any affiliate or subsidiary of Employer as Employer may request, and if Employee serves as such officer or a director she will do so without additional compensation, other than director's fees or honoraria, if any. Employer agrees that during the Term of this Agreement Employee's principal office of employment shall be within a seventy-five (75) mile radius of Norwalk, Connecticut. Nothing herein shall prohibit Employee from residing within a seventy-five (75) mile radius of another significant office of Employer or its significant subsidiaries.

    During the Term of this Agreement and during any subsequent employment of Employee by Employer, Employee shall use her best efforts, skills and abilities in the performance of her services hereunder and to promote the interests of Employer, its affiliates, divisions and subsidiaries.

    Employee shall not, during the Term and during any subsequent employment of Employee by Employer, be engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage. The foregoing shall not be construed as preventing Employee from investing her assets in such form or manner as will not require any services on the part of Employee in the operation of the affairs of the companies in which such investments are made, provided, however, that Employee shall not, either directly or indirectly, be a director of or make any investments in any company or companies which are engaged in businesses competitive with those conducted by Employer or by any of its subsidiaries or affiliates except where such investments are in stock of a company listed on a national securities exchange, and such stock of Employee does not exceed one percent (1%) of the outstanding shares of stock of such listed company.

    Employee shall not at any time during or after the Term of this Agreement use (except on behalf of Employer), divulge, furnish or make accessible to any third person or organization any confidential information concerning Employer or any of its subsidiaries or affiliates or the businesses of any of the foregoing including, without limitation, confidential methods of operations and organization, confidential sources of supply, identity of employees, customer lists and confidential financial information.

    In addition, Employee agrees that all lists, materials, books, files, reports, correspondence, records and other documents and information ("Employer Materials") used, prepared or made available to Employee, shall be and shall remain the property of Employer. Upon the termination of employment of Employee or the expiration of this Agreement, whichever is earlier, all Employer Materials shall be immediately returned to Trans-Lux Corporation, and Employee shall not make or retain any copies thereof, nor disclose or otherwise use any information relating to said Employer Materials to any other party. As used herein the term Employer shall include Employer, Employer's subsidiaries and affiliates, and any individuals employed or formerly employed by any of them.

    4. (a) For all services rendered by Employee during the Term of this Agreement, Employer shall pay Employee a salary at the rate of ONE HUNDRED FORTY THOUSAND DOLLARS ($140,000) per annum during the period January 1, 2003 to March 31, 2003; at the rate of ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000) per annum during the period April 1, 2003 to March 31, 2004; at the rate of ONE HUNDRED SIXTY THOUSAND DOLLARS ($160,000) per annum during the period April 1, 2004 to March 31, 2005 and at the rate of ONE HUNDRED SEVENTY THOUSAND DOLLARS ($170,000.00) during the period April 1, 2005 to March 31, 2006. Such salary shall be payable weekly, or monthly, or in accordance with the payroll practices of Employer for its executives. The Employee shall also be entitled to all rights and benefits for which she shall be eligible under any stock option plan, bonus, participation or extra compensation plans, pensions, group insurance or other benefits which Employer presently provides, or may provide for her and for its employees generally. This Agreement shall not be deemed abrogated or terminated if Employer, in its discretion, shall determine to increase the compensation of Employee for any period of time, or if the Employee shall accept such increase. In addition to the group insurance set forth above, Employer also agrees to reimburse Employee $2,500 per annum for the total cost of (i) long term disability insurance currently obtained through the American Institute of Certified Public Accountants ("AICPA"), or any replacement thereof, and (ii) the cost of life insurance currently obtained though the AICPA or any replacement thereof.

    All payments under this Agreement are in United States dollars unless otherwise specified.

        (b) Employer may make appropriate deductions from the said payments required to be made in this Section 4 to Employee to comply with all governmental withholding requirements.

        (c) If, during the Term of this Agreement and if the Employee is still in the employ of Employer, Employee shall be prevented from performing or be unable to perform, or fail to perform, her duties by reason of illness or any other incapacity for four (4) consecutive months (excluding normal vacation time) during the Term hereof, Employer agrees to pay Employee thereafter during the Term for the duration of such incapacity or 18 months, whichever is greater, 40% of the base salary which Employee would otherwise have been entitled to receive if not for the illness or other incapacity, provided, however, if such incapacity ceases following the end of the Term, then any such payments shall cease. To the extent such 18 month period continues after the end of the Term and Employee is entitled to payments under Section 7, then the payments under this Section 4(c) shall terminate and Section 7 shall apply. If Employee dies during the Term while receiving payments under this Section 4(c), then Section 4(e) shall apply and the payments under this Section 4(c) shall terminate.

        (d) The Board upon the recommendation of the Compensation Committee of the Board shall consider no later than May 31, 2004, 2005, 2006 and 2007, respectively the grant of a bonus to Employee based on Employee's performance for the immediately preceding fiscal year.

    In the event of Employee's death on or after January 1 of 2003, 2004 or 2005 or April 1, 2006, on a pro rata basis (one-quarter of the amount) as to 2006, any Bonus to which she is otherwise granted for the prior fiscal year or 2006, as the case may be, shall be paid to Employee's beneficiary designated in writing by Employee from time to time or in the event such beneficiary pre-deceases Employee or if there is no beneficiary designated, Employee's estate (whichever is applicable shall be deemed the "Beneficiary"). Such Bonus shall be paid at the same time Employer pays bonuses to other executive officers of Employer based on their performance for such fiscal year.

        (e) In the event Employee dies during the Term of this Agreement while the Employee is still in the employ of Employer, Employer shall pay to Employee's Beneficiary for the balance of the Term of the Agreement, or eighteen
(18) months, whichever is greater, annual death benefits payable weekly or in accordance with Employer's payroll practices in an amount equal to 40% of Employee's then annual base salary rate.

        (f) So long as Employer's Common Stock is publicly traded, on the date of signing this Agreement, Employer shall grant Employee pursuant to Employer's 1995 Stock Option Plan ("Plan"), the option ("Option") to purchase 5,000 shares of Common Stock at a price per share equal to the fair market value of Common Stock of Employer on the date thereof in accordance with paragraph 5 of the Plan and upon the other terms and conditions set forth in the form of the option agreement annexed hereto as Exhibit A. Such option agreement shall be executed by Employee as of such date.

    5. During the Term of this Agreement, Employer will reimburse Employee for traveling or other out-of-pocket expenses and disbursements incurred by Employee with Employer's approval in furtherance of the businesses of Employer, its affiliates, divisions or subsidiaries, upon presentation of such supporting information as Employer may from time to time request.

    6. During the Term of this Agreement, Employee shall be entitled to a vacation during the usual vacation period of Employer in accordance with such vacation schedules as Employer may prescribe.

    7. Both parties recognize that the services to be rendered by Employee pursuant to this Agreement are extraordinary and unique. During the Term of this Agreement, and during any subsequent employment of Employee by Employer, Employee shall not, directly or indirectly, enter into the employ of or render any services to any person, partnership, association or corporation engaged in a business or businesses in any way, directly or indirectly, competitive to those now or hereafter engaged in by Employer or by any of its subsidiaries during the Term of this Agreement and during any subsequent employment of Employee by Employer and Employee shall not engage in any such business, directly or indirectly on her own account and, except as permitted by Section 3 of this Agreement, Employee shall not become interested in any such business, directly or indirectly, as an individual, partner, shareholder, director, officer, principal, agent, employee, trustee, consultant, or in any other relationship or capacity. For a period of two (2) years following termination of employment for any reason, Employee shall not directly or indirectly (i) engage or otherwise be involved in the recruitment or employment of any Employer employee or, (ii) solicit or render any service directly or indirectly to any other person or entity with regard to soliciting any customer of the Employer during the two (2) year period prior to termination of employment with respect to products or services competitive with products or services of Employer. Employee shall at no time during or after employment disclose to any person, other than Employer, or otherwise use any information of or regarding Employer except on behalf of Employer, nor communicate, publish, or otherwise transmit, in any manner whatsoever, untrue information or negative, competitive, personal or other information or comments regarding Employer. The restriction in (ii) above shall not apply if following the end of the Term (x) Employee's employment is terminated without cause by Employer or (y) Employee resigns because Employee is not offered a replacement contract for a term of at least two (2) years and otherwise having at least the same terms and conditions as in effect on March 31, 2006, or at the end of any subsequent renewal contract, provided no such renewal contract will continue past Employee's 65th birthday and will automatically terminate on such date unless the parties otherwise mutually agree in writing, unless in either case of (x) or (y) above Employer pays to Employee weekly or bi-weekly in accordance with Employer's payroll practices as severance pay, an amount equal to Employee's base salary in effect at the time of termination of employment (i.e., at a rate of $170,000 per annum if termination is April 1, 2006) for a period of one (1) year, subject to credit to Employer for any new compensation received by Employee during such one (1) year period, such credit not to exceed any weekly or bi-weekly payment hereunder. Employee shall certify to Employer at least bi-weekly the amount of any such compensation with reasonable back- up, i.e., copy of pay slip. If Employee dies during the one (1) year severance period, the balance of the severance payments shall be payable to Employee's Beneficiary; provided, however, if Employee was receiving payments under Section 4(c) because of disability which disability payments terminated because of the payments made under this Section 7, then the payments under this Section 7 shall cease and the balance of the disability payments under Section 4(c) shall be made as provided therein without duplication for the number of months payments were made under this Section 7 (i.e., if Employee was disabled and received six monthly disability payment under Section 4(c), the Term expired and Employee received six months of payments under Section 7 and died, then six more months of disability payments under Section 4(c) would be made.

    Employer shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages for any breach of this Agreement, or to enjoin Employee from any breach of this Agreement, but nothing herein contained shall be construed to prevent Employer from pursuing such other remedies as Employer may elect to invoke. In addition to the obligations of the Employee contained in this Agreement, Employee agrees to be bound by the provisions contained in Exhibit B to this Agreement.

    8. In the event any provision of Section 7 of this Agreement shall be held invalid or unenforceable by reason of the geographic or business scope or the duration thereof, such invalidity or unenforceability shall attach only to such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement, and this Agreement shall be construed as if the geographic or business scope or the duration of such provision had been more narrowly drawn so as not to be invalid or unenforceable.

    9. Employee shall have the right to cancel and terminate this Agreement on 75 days prior written notice from the date of occurrence if there has been a "Change in Control of Employer", as hereinafter defined. Upon such termination becoming effective pursuant to such notice by Employee, (a) Employer and Employee shall be released from all further liability and obligations provided for in the Agreement, except that Employee shall still be subject to and bound by her obligations under Section 7 of the Agreement; (b) Employer shall pay to Employee her Bonus for the prior calendar year (if not previously paid) as and to the extent provided for in Section 4 (d); and (c) Employee shall be paid in a lump sum on the effective date of termination the amount of $450,000. If Employee is incapacitated at the time of her notice under this Section 9, the above payments shall be in lieu of the payments provided under Section 4(c) which payments shall cease and terminate at the end of the 75 day notice period. In the event of Employee's death during the 75 day notice period, if notice of termination has been given, any amounts still payable to Employee by reason of such termination or otherwise payable under this Agreement shall be paid to Beneficiary in lieu of the death benefit payments under Section 4(e). The notice under this Section 9 must be given within 60 days of the occurrence of the applicable event or be deemed waived. To the extent any such payments made pursuant to Section 9 above are deemed to be an "excess parachute payment" under
Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and are subject to tax pursuant to Section 4999 of the Code, such payments shall be grossed up in such a manner as to offset the effect of such excise tax on such payments. For purpose of this Section 9, the phrase "Change in Control of Employer" shall be deemed to have occurred if (x) any person (as such term is used in Sections 13 (d) and 14 (d) (2) of the Securities Exchange Act of 1934) hereafter becomes the beneficial owner, directly or indirectly, of securities of Employer, representing 25% or more of the combined voting power of the Employer's then outstanding securities (other than members of Richard Brandt's family, directly or indirectly through trusts or otherwise), and (y) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of Employer cease by reason of a contested election to constitute at least a majority thereof, unless Richard Brandt (or, in the event of his death or incapacity, i.e., inability to manage his own affairs, a majority of David Brandt, Matthew Brandt and Thomas Brandt) shall have approved such change in the majority.

    10. The waiver by Employer of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by Employee.

    11. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and served personally or sent by United States certified or registered mail, return receipt requested, or overnight courier such as Federal Express or Airborne to her address as stated on Employer's records, in the case of Employee, or to the office of Trans-Lux Corporation, attention of the Chairman, or President or Chief Executive Officer, 110 Richards Avenue, Norwalk, Connecticut 06856-5090, in the case of Employer, or such other address as designated in writing by the parties.

    12. This Agreement shall be construed in accordance with the laws of the State of New York.

    13. This instrument contains the entire agreement between the parties and supersedes as of January 1, 2003 the Employment Agreement, as amended, between the parties dated December 22, 1999 effective January 1, 2000 except for any Bonus for 2002 payable in 2003 in accordance with paragraph 4(d) of such agreement. It may not be changed, modified, extended or renewed orally except by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, discharge or extension is sought.

    IN WITNESS WHEREOF, this Agreement has been duly executed on the day and year above written.


                                        TRANS-LUX CORPORATION


                                        By: /s/ Michael R. Mulcahy
                                           ------------------------
                                               President

                                            /s/ Angela D. Toppi
                                           ------------------------
                                               Angela Toppi